[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10. 30(d)

Execution Version

FOURTH OMNUBUS AMENDMENT TO SIGNATORY AGREEMENTS

THIS FOURTH OMNIBUS AMENDMENT TO SIGNATORY AGREEMENTS (this “Amendment”) is entered into as of the last date set forth on the signature page hereto, by and among Frontier Airlines Holdings, Inc. (“Holdings”), Frontier Airlines, Inc. (“Frontier” and together with Holdings, “Carrier”), U.S. Bank National Association, a national banking organization, (“U.S. Bank”), U.S. Bank National Association acting through its Canadian branch, (“U.S. Bank Canada”), and Elavon Canada Company (“Elavon Canada,” and together with U.S. Bank and U.S. Bank Canada, the “Members” and each a “Member”). Carrier and the Members shall be collectively referred to as the “Parties” and individually each a “Party”.

RECITALS

A. Carrier and U.S. Bank are parties to an Amended and Restated Signatory Agreement (U.S. Visa and MasterCard Transactions) dated as of November 5, 2013, as amended by that certain First Omnibus Amendment to Signatory Agreements dated as of March 1, 2016, that certain Second Omnibus Amendment to Signatory Agreements dated as of October 3, 2016, and that certain Third Omnibus Amendment to Signatory Agreements dated as of May 1, 2018 (as the same has been amended and supplemented from time to time, the “U.S. Agreement”) pursuant to which U.S. Bank processes certain payments made to Carrier in the United States using Cards (as such term is defined in the U.S. Agreement) bearing the servicemark of Visa U.S.A., Inc., MasterCard International Incorporated or an EFT Network.

B. Carrier, U.S. Bank Canada and Elavon Canada are parties to an Amended and Restated Signatory Agreement (Canadian Transactions) dated as of November 5, 2013, as amended by that certain First Omnibus Amendment to Signatory Agreements dated as of March 1, 2016, that certain Second Omnibus Amendment to Signatory Agreements dated as of October 3, 2016, and that certain Third Omnibus Amendment to Signatory Agreements dated as of May 1, 2018 (as the same has been amended and supplemented from time to time, the “Canadian Agreement” and together with the U.S. Agreement, the “Processing Agreements”) pursuant to which U.S. Bank Canada processes certain payments made to Carrier in Canada using Cards bearing the servicemark of Visa U.S.A., Inc., VISA International Inc. or an EFT Network and Elavon Canada processes certain payments made to Carrier in Canada using Cards bearing the servicemark of MasterCard International Incorporated.

C. Carrier and each Member desire to modify certain of the terms set forth in the Processing Agreements and have therefore agreed to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the applicable Processing Agreement, unless the context shall otherwise require.

2. Amendments.

(a) Title. The title of the U.S. Agreement as it appears on the first page thereof is amended and restated to read “Signatory Agreement (U.S. Transactions)”. All references in the Processing Agreements to “Amended and Restated Signatory Agreement (U.S. Visa and Mastercard Transactions’)” are amended to state “Amended and Restated Signatory Agreement (U.S. Transactions)”.

(b) Recitals (U.S. Processing Agreement). The second recital of the U.S. Processing Agreement is amended and restated in its entirety to read as follows:

WHEREAS, Member is a member of Visa U.S.A. Inc., MasterCard International and the Discover Network (the “Applicable Card Associations”) and is qualified to enter into contractual relationships with merchants such as Carrier who wish to honor Cards which bear the service marks of the Applicable Card Associations in the United States (the “Applicable Transactions”); and the Applicable Card Associations contemplate that Cards will be issued by financial institutions who are members in the respective systems and that such Cards will be honored by merchants who have signed agreements with member financial institutions;

(c) Recitals (Canadian Processing Agreement). The second recital of the Canadian Processing Agreement is amended and restated in its entirety to read as follows:

WHEREAS, VISA Member is a member of Visa, Inc. and MasterCard Member is a member of MasterCard International, and VISA Member is entitled to process transactions for the Discover Network (collectively, the “Applicable Card Associations”) and each is qualified to enter into contractual relationships with merchants such as Carrier who wish to honor Cards which bear the service marks of the Applicable Card Associations in Canada (the “Applicable Transactions”); and the Applicable Card Associations contemplate that Cards will be issued by financial institutions who are members in the respective systems and that such Cards will be honored by merchants who have signed agreements with member financial institutions;

(d) Processing Services. Section 2 of the Canadian Processing Agreement is amended and restated in its entirety to read as follows:

Section 2. Processing Services. Carrier hereby requests that Member process Applicable Transactions on behalf of Carrier and provide the services described in this Agreement, and Member agrees to process, or cause to be processed, the Applicable Transactions and provide such services, or cause them to be provided, in compliance with the terms and conditions of this Agreement, the Operating Regulations and applicable requirements of law. For the avoidance of doubt, VISA Member shall serve as the “Member” for all VISA Transactions and Discover Network Transactions and MasterCard Member shall serve as “Member” for all MasterCard Transactions and each reference to “Member” in this Signatory Agreement, the MTOS, the Fee Schedule, and the Exposure Protection Schedule shall be interpreted in such context.

(e) Exclusivity. Section 7 of the Canadian Processing Agreement is amended and restated in its entirety to read as follows:

Section 7. Exclusivity. During the term of this Agreement, VISA Member retains the exclusive right to process all VISA Transactions and Discover Network Transactions in Canada other than any on-board sales and MasterCard Member retains the exclusive right to process all MasterCard Transactions in Canada other than any on-board sales. Submission of Transactions and payment from any location must be handled in compliance with all applicable government laws, rules and regulations. Notwithstanding the foregoing, in the event that Member (i) declares the occurrence of a General Triggering Event under subsections (b), (c) or (d) of the definition of a General Triggering Event (as defined in the Exposure Protection Schedule) and (ii) requires as a result thereof that the Aggregate Protection be in an amount greater than [***], then commencing [***] thereafter, Carrier shall not be bound by the exclusivity limitations set forth in the preceding sentence.

(f) Term. Section 10 of the Signatory Agreement to each Processing Agreement is amended and restated in its entirety to read as follows:

Section 10. Term. This Agreement shall become effective as of the Effective Date and continue in effect until April 1, 2023 (unless earlier terminated pursuant to Section 15 of the MTOS), and shall automatically renew for one term of two years thereafter and thereafter successive terms of one year unless either party provides written notice to the other no later than forty five (45) days prior to the end of the then current term of its determination to terminate this Agreement, in which case the Agreement shall terminate as of the expiration of the then current term.

(g) MTOS – Credit Card Associations. The definition of “Credit Card Associations” in Section 1.1 of the MTOS attached as Exhibit A to each Processing Agreement is amended and restated in its entirety to read as follows:

Credit Card Associations — Visa U.S.A. Inc., Visa International, Inc., MasterCard International Incorporated, the Discover Network, and any other national card association that may in the future be designated by mutual agreement of the Member and Carrier.

(h) MTOS – Discover Network. Section 1.1 of the MTOS attached as Exhibit A to each Processing Agreement is amended by inserting the definition of “Discover Network” in appropriate alphabetical order therein, to read in its entirety as follows:

Discover Network – The payment network operated and maintained by DFS Services LLC, which network shall include for the avoidance of doubt, Cards bearing the servicemarks of Discover and/or Diners Club International.

(i) MTOS – Honoring Cards. Section 3.1(a) of each MTOS attached as Exhibit A [to each Processing Agreement] is amended and restated in its entirety to read as follows:

3.1 (a) In the case of Transactions transacted in U.S. dollars under the Signatory Agreement between Carrier and Member, Carrier may choose to accept (i) only the consumer credit/business credit products of Visa and/or MasterCard and/or the Discover Network; (ii) only the consumer debit/prepaid products of Visa and/or MasterCard and/or the Discover Network; or (iii) both the consumer credit/business credit products and consumer debit/prepaid products of Visa and/or MasterCard and/or the Discover Network. Carrier must indicate in writing its decision to accept a limited category of products at the time of entry into this Agreement. If Carrier chooses to accept only one of the categories of products but later submits a Transaction outside of the selected category, Member is not required to reject the Transaction and Carrier will be charged standard fees and expenses for that category of products. Further, if Carrier chooses a limited acceptance option, it must still honor all international cards presented for payment. If Carrier decides to implement a limited acceptance policy, it shall display appropriate signage to communicate that policy to Cardholders. Except as may be permitted by applicable local law and Operating Regulations, Carrier will not impose a surcharge for purchases made with the Card nor shall Carrier establish minimum or maximum transaction amounts as a condition for honoring Cards.

(j) MTOS – Security Measures. Section 3.14(a) of each MTOS attached as Exhibit A to each Processing Agreement is amended and restated in its entirety to read as follows:

(a) Carrier acknowledges that in order to accept and process CNP Transactions, Carrier must (i) implement and adhere to security measures designed to ensure secure transmission of the data provided by the Cardholder in purchasing Travel Costs and effecting payment over the internet as required by the applicable Operating Regulations and applicable requirements of law; (ii) where possible, verify the address of the Cardholder via AVS; (iii) at any time when Carrier participates in Verified by Visa, MasterCard Secure Code, or Discover ProtectBuy requirements, Carrier shall provide to Member the data elements included in such requirements; and (iv) ensure that, to the extent that the Carrier Website is hosted by an ISP, the ISP meets the minimum security measures and technology requirements.

(k) Fee Schedule. The Fee Schedule attached as Schedule 2 to each Processing Agreement is amended and restated in its entirety in the form attached hereto as Exhibit A.

(l) Exposure Protection. The definition of “Required Amount” in the Exposure Protection Schedule attached to each Processing Agreement is amended and restated in its entirety to read as follows:

Required Amount – The amount of the Aggregate Protection to be maintained under this Agreement which shall be equal to:

(a)	so long as no General Triggering Event or Performance Triggering Event has occurred and is continuing, the Required Amount shall be [***].

(b)	if a Performance Triggering Event has occurred and no General Triggering Event has occurred, the Required Amount shall be determined based upon the chart set forth below

Unrestricted Cash Amount based upon monthly reporting	Required Amount as a Percentage of Gross Exposure
[***]	[***]
[***]	[***]
[***]	[***]

(c)	during the continuance of any General Triggering Event, the Required Amount shall be equal to [***].

3. Representations and Warranties of Carrier. Carrier hereby represents and warrants to Members that on and as of the date hereof and after giving effect to this Amendment:

(a) Carrier has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and none of the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which Carrier is a party or a signatory or a provision of Carrier’s organizational documents or, to the best of Carrier’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to Carrier or any of its property except, if any, in favor of Members.

(b) Carrier is duly organized and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse effect on the assets or operations of a Carrier.

(c) Upon the effective date of this Amendment, this Amendment and the Processing Agreement, as modified hereby, will constitute the legal, valid and binding obligations of Carrier enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity.

4. Representations and Warranties of Members. Each Member represents and warrants to Carrier that (i) it has full and complete power and authority to enter into and perform under this Amendment, (ii) it has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for it to perform its obligations under this Amendment and (iii) upon the effective date of this Amendment, this Amendment and the applicable Processing Agreement, as supplemented and amended hereby, will constitute the legal, valid and binding obligations of the Member enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity.

5. Ratification of Processing Agreement; Acknowledgment. Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of Carrier and Members, respectively, under the applicable Processing Agreement are hereby ratified by Carrier and Members, respectively. All references contained in the applicable Processing Agreement and the Schedules thereto to “Agreement” shall mean the Processing Agreement as supplemented and amended hereby.

6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto, and supersedes and has merged into it all prior oral and written agreements, on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts of this Amendment when taken together, shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

EXHIBIT A

FEE SCHEDULE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested to by their duly authorized officers as of the day and year written.

FRONTIER AIRLINES HOLDINGS, INC.		FRONTIER AIRLINES, INC.

By:	/s/ Howard Diamond	By:	/s/ Howard Diamond
Name:	Howard Diamond	Name:	Howard Diamond
Title:	General Counsel	Title:	General Counsel
Date:	March 31, 2020	Date:	March 31, 2020

U.S. BANK NATIONAL ASSOCIATION		U.S. BANK NATIONAL ASSOCIATION, acting through its Canadian branch

By:	/s/ Brett L. Turner	By:	/s/ Brett L. Turner
Name:	Brett L Turner	Name:	Brett L Turner
Title:	Its Authorized Representative	Title:	Its Authorized Representative
Date:	4/1/20	Date:	4/1/20

ELAVON CANADA COMPANY

By:	/s/ Brett L. Turner
Name:	Brett L Turner
Title:	Its Authorized Representative
Date:	4/1/20

[Signature Page to Fourth Omnibus Amendment]